Exhibit 99.1

NEWS RELEASE          ______________________________________________________________________________________________________
For Release:        Immediately
Contact:         Frank H. Boykin, Chief Financial Officer (706) 624-2695

MOHAWK INDUSTRIES, INC. ANNOUNCES FIRST QUARTER EARNINGS

•	Net sales up 22% over PY

•	Adjusted EPS increased 41%

(Calhoun, Ga.) - May 1, 2014 - Mohawk Industries, Inc. (NYSE:MHK) today announced 2014 first quarter net earnings of $81 million and diluted earnings per share (EPS) of $1.11. Excluding unusual charges, net earnings for the quarter were $90 million; EPS was $1.23, a 41% increase over last year’s first quarter adjusted EPS. Net sales for the first quarter of 2014 were approximately $1.8 billion, an increase of 22% as reported and 21% on a constant exchange basis versus the prior year’s first quarter. In addition, the first quarter had one less shipping day when compared to prior year, which equates to approximately 1.5% of net sales. For the first quarter of 2013, net sales were approximately $1.5 billion, net earnings were $50 million and EPS was $0.72; excluding unusual charges, net earnings were $61 million and EPS was $0.87.
Commenting on Mohawk Industries’ first quarter performance, Jeffrey S. Lorberbaum, Chairman and CEO, stated, “First quarter earnings were higher than expected due to our 2013 acquisitions, improved productivity across our business and stronger results outside North America, although severe winter weather in the U.S. impacted sales. During the period, we continued making progress with our acquisitions, including enhancing our organizational structures, sales strategies, product offerings and productivity. Our adjusted operating income for the quarter increased 47% to approximately 8% of net sales as initiatives drove higher earnings across all divisions and operational improvements gained traction in our acquisitions.”

For the quarter, the Carpet segment’s adjusted operating margins rose 60 basis points to 5.1% of net sales as a result of productivity improvements, cost reductions and improved pricing. Net sales for the segment were $675 million, down 3% as reported with one less day in the period. The period was negatively impacted by the harsh weather conditions in the U.S., with residential outperforming the other categories. In residential, the company’s ultra-soft products continue to capture a greater share of the premium carpet category. New Continuum products, made from up to 100% recycled polyester, are gaining momentum at both the value added and promotional price points. Last year’s DuraColor commercial carpet collections, that provide greater value and improved styling, are now among our best-selling products, with higher efficiencies and margins for the company. Numerous productivity projects across the segment including operational enhancements, re-engineered materials and capital investments are generating significant savings. A price increase for carpet and freight was announced to offset material, energy and transportation costs.
For the quarter, the Ceramic segment’s adjusted operating margins grew 160 basis points to 9.0% of net sales as a result of higher volumes, efficiency gains and improved mix. Net sales for the segment were $695 million, up 69% compared to the prior year, primarily due to the Marazzi acquisition and legacy sales growth in North America. The company’s ceramic business in North American expanded its design offerings and enhanced its market position with new larger sizes, rectangles and longer planks. The company announced the construction of a new U.S. ceramic plant to manufacture premium products, with production scheduled to start up by the end of 2015. The company’s ceramic business in Europe increased its profitability through new sales and manufacturing strategies that reduced cost and improved product mix. On a local basis, the company’s ceramic business in Russia significantly grew its revenues and operating income with higher volumes and improved mix, despite a slowing economy. We continue to improve productivity and conversion costs across our worldwide ceramic operations.
For the quarter, the Laminate and Wood segment’s adjusted operating margins rose 110 basis points over the prior year to 11.5% of net sales, with productivity initiatives, acquisition synergies and price increases partially offset by higher wood costs. Net sales in the segment were $468 million, an increase of 16% over the prior year as reported or 13% on a constant exchange rate, with most of the increase from the Spano acquisition, higher volume in wood flooring and growth in insulation boards. In the U.S., price and freight increases on wood flooring were implemented in March to offset rising wood costs and transportation expenses, with further price increases announced in April. In Europe, the roll out of our new updated Pergo laminate collections with improved design, performance and installation systems should be complete in the second quarter and should enhance our sales and market position. Our new wood plant in the Czech Republic will increase capacity so we can grow our business in Europe, Russia and Asia. Our new insulation board plant is allowing us to significantly expand sales in the Benelux region and France. The integration of the Unilin and Spano board businesses has improved our position through the consolidation of production lines and sales organizations and lower material and energy costs.
“Across the enterprise, our management team is executing strategic initiatives to maximize our acquisitions and is implementing best practices and process improvements to enhance our legacy business,” said Lorberbaum. “Although the pace of economic improvement varies across our markets, we are driving innovation, operational excellence and sales growth to optimize our results. In each of our businesses, we have many local advantages, including leading market positions, highly recognized brands, diverse distribution and efficient manufacturing that position our businesses for growth as each market improves.
“Although the weather in the first quarter impacted our U.S. business, orders and shipments began improving as the period ended. Our growth outside the U.S. was higher in the first period due to warmer weather in Europe than last year and better performance of our Russian ceramic introductions. Across the business, we are implementing product and freight increases as required to offset inflation. With these factors, our guidance for second quarter earnings is $2.14 to $2.23 per share and for the full year $8.00 to $8.30 per share, excluding any unusual charges.

“We remain positive about both our strategies to enhance Mohawk’s results and the overall outlook for the floor covering industry this year. We are planning to increase capital investments across the enterprise to an all-time high of $500 million to support the introduction of innovative products, to sustain our growth with increased manufacturing capacity and to drive productivity, efficiency and cost improvements. We remain focused on enhancing shareholder value by increasing our top line growth and improving our bottom line.”

ABOUT MOHAWK INDUSTRIES
Mohawk Industries is the leading global flooring manufacturer that creates products to enhance residential and commercial spaces around the world. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in the production of carpet, rugs, ceramic tile, laminate, wood, stone and vinyl flooring. Our industry-leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean, Bigelow, Daltile, Durkan, Karastan, Lees, Marazzi, Mohawk, Pergo, Unilin and Quick-Step. During the past decade, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in Australia, Brazil, Canada, China, Europe, India, Malaysia, Mexico, Russia and the United States.

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation in raw material prices and other input costs; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; tax, product and other claims; litigation; and other risks identified in Mohawk’s SEC reports and public announcements.

Conference call Friday, May 2, 2014 at 11:00 AM Eastern Time
The telephone number is 1-800-603-9255 for US/Canada and 1-706-634-2294 for International/Local.
Conference ID # 23642005. A replay will be available until Thursday May 15, 2014 by dialing 1-855-859-2056 for US/local calls and 1-404-537-3406 for International/Local calls and entering Conference ID # 23642005.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES

Consolidated Statement of Operations	Three Months Ended
(Amounts in thousands, except per share data)	March 29, 2014	March 30, 2013

Net sales	$1,813,095	1,486,815
Cost of sales	1,331,740	1,109,749
Gross profit	481,355	377,066
Selling, general and administrative expenses	350,620	290,224
Operating income	130,735	86,842
Interest expense	22,096	19,156
Other expense, net	4,890	6,387
Earnings from continuing operations before income taxes	103,749	61,299
Income tax expense	22,696	10,732
Net earnings including noncontrolling interest	81,053	50,567
Net earnings (loss) attributable to noncontrolling interest	(28)	72
Net earnings attributable to Mohawk Industries, Inc.	$81,081	50,495

Basic earnings per share attributable to Mohawk Industries, Inc.
Basic earnings per share attributable to Mohawk Industries, Inc.	$1.11	0.73
Weighted-average common shares outstanding - basic	72,742	69,375

Diluted earnings per share attributable to Mohawk Industries, Inc.
Diluted earnings per share attributable to Mohawk Industries, Inc.	$1.11	0.72
Weighted-average common shares outstanding - diluted	$73,282	69,897

Other Financial Information
(Amounts in thousands)
Depreciation and amortization	$80,984	60,349
Capital expenditures	$122,081	63,282

Consolidated Balance Sheet Data
(Amounts in thousands)
	March 29, 2014	March 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$72,645	1,120,167
Receivables, net	1,174,895	825,659
Inventories	1,632,236	1,230,250
Prepaid expenses and other current assets	249,690	157,011
Deferred income taxes	133,808	113,519
Total current assets	3,263,274	3,446,606
Property, plant and equipment, net	2,745,057	1,729,916
Goodwill	1,721,792	1,394,062
Intangible assets, net	796,896	569,356
Deferred income taxes and other non-current assets	154,469	121,905

Total assets	$8,681,488	7,261,845
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt and commercial paper	$654,871	53,496
Accounts payable and accrued expenses	1,188,644	824,135
Total current liabilities	1,843,515	877,631
Long-term debt, less current portion	1,811,789	2,253,020
Deferred income taxes and other long-term liabilities	532,740	406,610
Total liabilities	4,188,044	3,537,261
Total stockholders' equity	4,493,444	3,724,584
Total liabilities and stockholders' equity	$8,681,488	7,261,845

Segment Information	As of and for the Three Months Ended
(Amounts in thousands)	March 29, 2014	March 30, 2013

Net sales:
Carpet	$674,926	695,334
Ceramic	695,094	411,881
Laminate and Wood	468,008	404,475
Intersegment sales	(24,933)	(24,875)
Consolidated net sales	$1,813,095	1,486,815

Operating income (loss):
Carpet	$34,271	25,238
Ceramic	60,659	29,976
Laminate and Wood	44,119	38,693
Corporate and eliminations	(8,314)	(7,065)
Consolidated operating income	$130,735	86,842

Assets:
Carpet	$1,920,937	1,802,241
Ceramic	3,782,006	1,795,828
Laminate and Wood	2,788,839	2,469,264
Corporate and eliminations	189,706	1,194,512
Consolidated assets	$8,681,488	7,261,845

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.

(Amounts in thousands, except per share data)
		Three Months Ended
		March 29, 2014	March 30, 2013
Net earnings attributable to Mohawk Industries, Inc.		$81,081	50,495
Adjusting items:
Restructuring, acquisition and integration-related costs		11,725	9,856
Interest on 3.85% senior notes		—	3,559
Income taxes		(2,391)	(2,780)
Adjusted net earnings attributable to Mohawk Industries, Inc.		$90,415	61,130

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.		$1.23	0.87
Weighted-average common shares outstanding - diluted		73,282	69,897

Reconciliation of Total Debt to Net Debt
(Amounts in thousands)
	March 29, 2014
Current portion of long-term debt and commercial paper	$654,871
Long-term debt, less current portion	1,811,789
Less: Cash and cash equivalents	72,645
Net Debt	$2,394,015

Reconciliation of Operating Income to Proforma Adjusted EBITDA
(Amounts in thousands)
	Three Months Ended				Trailing Twelve Months Ended
	June 29, 2013	September 28, 2013	December 31, 2013	March 29, 2014	March 29, 2014
Operating income	$133,198	175,903	150,988	130,735	590,824
Other (expense) income	1,097	(1,168)	(2,656)	(4,890)	(7,617)
Net (earnings) loss attributable to noncontrolling interest	190	(491)	(132)	28	(405)
Depreciation and amortization	80,643	81,550	86,329	80,984	329,506
EBITDA	215,128	255,794	234,529	206,857	912,308
Restructuring, acquisition and integration-related costs	41,321	24,431	37,812	11,725	115,289
Acquisition purchase accounting (inventory step-up)	18,744	12,297	—	—	31,041
Adjusted EBITDA	$275,193	292,522	272,341	218,582	1,058,638

Net Debt to Adjusted EBITDA					2.3

Reconciliation of Net Sales to Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
	March 29, 2014	March 30, 2013
Net sales	$1,813,095	1,486,815
Adjustment to net sales on a constant exchange rate	(10,446)	—
Net sales on a constant exchange rate	$1,802,649	1,486,815

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Laminate and Wood	March 29, 2014	March 30, 2013
Segment net sales	$468,008	404,475
Adjustment to segment net sales on a constant exchange rate	(12,446)	—
Segment net sales on a constant exchange rate	$455,562	404,475

Reconciliation of Net Sales to Proforma Adjusted Net Sales
(Amounts in thousands)
	Three Months Ended
	March 29, 2014	March 30, 2013
Net sales	$1,813,095	1,486,815
Acquisition net sales	—	310,000
Proforma adjusted net sales	$1,813,095	1,796,815

Reconciliation of Segment Net Sales to Proforma Adjusted Segment Net Sales
(Amounts in thousands)
	Three Months Ended
Ceramic	March 29, 2014	March 30, 2013
Segment net sales	$695,094	411,881
Acquisition net sales	—	268,000
Proforma adjusted segment net sales	$695,094	679,881

Reconciliation of Segment Net Sales to Proforma Adjusted Segment Net Sales
(Amounts in thousands)
	Three Months Ended
Laminate and Wood	March 29, 2014	March 30, 2013
Segment net sales	$468,008	404,475
Acquisition net sales	—	42,000
Proforma adjusted segment net sales	$468,008	446,475

Reconciliation of Gross Profit to Adjusted Gross Profit
(Amounts in thousands)
	Three Months Ended
	March 29, 2014	March 30, 2013
Gross profit	$481,355	377,066
Adjustments to gross profit:
Restructuring, acquisition and integration-related costs	5,637	3,411
Adjusted gross profit	$486,992	380,477
Adjusted gross profit as a percent of net sales	26.9%	25.6%

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
(Amounts in thousands)
	Three Months Ended
	March 29, 2014	March 30, 2013
Selling, general and administrative expenses	$350,620	290,224
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related costs	(6,088)	(6,445)
Adjusted selling, general and administrative expenses	$344,532	283,779
Adjusted selling, general and administrative expenses as a percent of net sales	19.0%	19.1%

Reconciliation of Operating Income to Adjusted Operating Income
(Amounts in thousands)
	Three Months Ended
	March 29, 2014	March 30, 2013
Operating income	$130,735	86,842
Adjustments to operating income:
Restructuring, acquisition and integration-related costs	11,725	9,856
Adjusted operating income	$142,460	96,698
Adjusted operating margin as a percent of net sales	7.9%	6.5%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Carpet	March 29, 2014	March 30, 2013
Operating income	$34,271	25,238
Adjustments to segment operating income:
Restructuring, acquisition and integration-related costs	—	6,217
Adjusted segment operating income	$34,271	31,455
Adjusted operating margin as a percent of net sales	5.1%	4.5%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Ceramic	March 29, 2014	March 30, 2013
Operating income	$60,659	29,976
Adjustments to segment operating income:
Restructuring, acquisition and integration-related costs	1,981	463
Adjusted segment operating income	$62,640	30,439
Adjusted operating margin as a percent of net sales	9.0%	7.4%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Laminate and Wood	March 29, 2014	March 30, 2013
Operating income	$44,119	38,693
Adjustments to segment operating income:
Restructuring, acquisition and integration-related costs	9,576	3,176
Adjusted segment operating income	$53,695	41,869
Adjusted operating margin as a percent of net sales	11.5%	10.4%

Reconciliation of Earnings from Continuing Operations Before Income Taxes to Adjusted Earnings from Continuing Operations Before Income Taxes
(Amounts in thousands)
	Three Months Ended
	March 29, 2014	March 30, 2013
Earnings from continuing operations before income taxes	$103,749	61,299
Adjustments to earnings from continuing operations before income taxes:
Restructuring, acquisition and integration-related costs	11,725	9,856
Interest on 3.85% senior notes	—	3,559
Adjusted earnings from continuing operations before income taxes	$115,474	74,714

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
(Amounts in thousands)
	Three Months Ended
	March 29, 2014	March 30, 2013
Income tax expense	$22,696	10,732
Income tax effect of adjusting items	2,391	2,780
Adjusted income tax expense	$25,087	13,512

Adjusted income tax rate	22%	18%

The Company believes it is useful for itself and investors to review, as applicable, both GAAP and the above non-GAAP measures in order to assess the performance of the Company's business for the planning and forecasting in subsequent periods.  In particular, the Company believes excluding the impact of restructuring, acquisition and integration-related costs is useful because it allows investors to evaluate our performance for different periods on a more comparable basis.